Exhibit 99.1

Annovis Provides Corporate Updates and Reports Third Quarter 2026 Financial Results

•	Last patient, last visit of the 6-month treatment period in the Phase 3 DUET-AD study is scheduled for December 31, 2026, with database lock on February 8, 2027, and data readout in March 2027

•	Parkinson’s disease open-label extension (OLE-PD) study has enrolled 326 patients, with enrollment scheduled to close on January 29, 2027

•	Annovis raised $21.0 million in gross proceeds through an underwritten public offering, which is expected to fund operations through the 6-month data readout from DUET-AD

Malvern, PA, November 13, 2026 -- Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a Phase 3 clinical-stage biotechnology company developing buntanetap, an investigational oral therapy for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD), today provided corporate updates and reported financial results for the third quarter ended September 30, 2026.

“The third quarter marked a shift in our focus from enrolling patients in DUET-AD to executing the trial and preparing for the first data readout and for filing a New Drug Application (NDA),” said Maria Maccecchini, PhD, President and CEO of Annovis. “We now have dates set for last patient, last visit of the 6-month treatment period and for database lock, as well as financing in place to carry us through topline results in March 2027. The team is working very hard to deliver clean data and an on-time readout.”

Clinical highlights

Alzheimer’s disease – DUET-AD

•	Study description: The pivotal Phase 3 trial has been given the acronym DUET-AD (Dual Efficacy Trial in Alzheimer’s Disease), reflecting its unique design with two prespecified data readouts – at 6 months (symptomatic) and at 18 months (disease-modifying).

•	Enrollment: DUET-AD is fully enrolled, with 862 patients who have early AD (MMSE 20-28) and are positive for the plasma biomarker pTau217.

Alzheimer’s disease – open-label extension (OLE-AD)

•	Activation: The OLE-AD study will use the same clinical sites as DUET-AD. The rollover of patients from DUET-AD into OLE-AD is expected to start by the end of November 2026.

•	Eligibility: The OLE-AD study will allow patients from DUET-AD to receive buntanetap after completing their 18-month treatment period. Patients from both arms – buntanetap and placebo – will be allowed to join. The OLE-AD study is also open to participants from Annovis’ prior AD clinical trials.

Parkinson’s disease – open-label extension (OLE-PD)

•	Enrollment: The OLE-PD study has enrolled 326 patients. It accepts participants from Annovis’ prior clinical trials as well as new patients who have deep brain stimulation (DBS).

•	Study design: The OLE-PD study is designed to evaluate buntanetap's safety and long-term efficacy over 36 months, supported by NeuroRPM, a real-time digital biomarker that measures core PD symptoms, and a skin biopsy test for alpha-synuclein pathology.

Regulatory updates

•	Weave Bio: In September, Annovis announced a partnership with Weave Bio, an AI platform for regulatory content and knowledge management, to support preparation of a planned NDA for buntanetap. The Company aims to prepare a significant part of the NDA before the 6-month data readout from DUET-AD.

Corporate updates

•	Financing: On November 6, 2026, Annovis closed an underwritten public offering with gross proceeds of approximately $21.0 million. The Chairman of the Board contributed $5.0 million as part of the offering. Details can be found in the Company’s SEC filings.

•	Webinar: Annovis hosted a corporate update webinar and live Q&A on September 2, 2026, covering company progress, ongoing clinical programs, and anticipated milestones. The recording is available online.

Upcoming presentations

•	CTAD 2026 (November 16-19, Boston): Annovis will deliver three presentations at the 19th Clinical Trials on Alzheimer’s Disease (CTAD) conference: an oral presentation in the Biotech Showcase on targeting proteostasis in AD, a poster on the design and baseline characteristics of DUET-AD, and a poster on the use of AI for assessing blood-brain barrier permeability of AD drug candidates. Details can be found in the latest press release.

•	U.S. Biotech Day 2026 (November 16-17, Philadelphia): Dr. Maccecchini will join a panel with leaders from Pfizer, Merck, Bristol Myers Squibb and other pharmaceutical companies, and discuss the translational path of bringing a small-molecule innovation from bench to late-stage clinical development.

•	Pharma Partnering Summit (November 19-20, Boston): Dr. Maccecchini will present a company update and hold one-on-one meetings.

Upcoming milestones

•	DUET-AD: Annovis expects last patient, last visit of the 6-month treatment period on December 31, 2026, and database lock on February 8, 2027, with topline results in March 2027. This milestone defines the 6-month symptomatic analysis and does not mark the end of the study: patients continue treatment for an additional 12 months to complete the prespecified 18-month period of the study. The Company plans to present the 6-month data at the AD/PD 2027 conference in Barcelona.

•	OLE-PD: Enrollment of new patients for the OLE-PD study is projected to be completed by January 29, 2027.

Financial results

•	Annovis’ cash and cash equivalents totaled $2.8 million as of September 30, 2026, compared to $19.5 million as of December 31, 2025. Annovis had 42.7 million shares of common stock outstanding as of September 30, 2026.

•	Research and development expenses for the three months ended September 30, 2026, were $15.8 million compared to $6.3 million for the three months ended September 30, 2025.

•	General and administrative expenses for the three months ended September 30, 2026, were $1.2 million compared to $1.1 million for the three months ended September 30, 2025.

•	Annovis reported a $0.22 basic and diluted net loss per common share for the three months ended September 30, 2026, compared to a $0.37 basic and diluted net loss per common share for the three months ended September 30, 2025.

About Annovis

Headquartered in Malvern, Pennsylvania, Annovis Bio, Inc. (NYSE: ANVS) is a Phase 3 clinical-stage biotechnology company developing treatments for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD). The Company's lead drug candidate, buntanetap (formerly posiphen), is an investigational once-daily oral therapy that inhibits the translation of multiple neurotoxic proteins, including APP and amyloid beta, tau, alpha-synuclein, and TDP-43, through a specific RNA-targeting mechanism. By addressing the underlying causes of neurodegeneration, Annovis aims to halt disease progression and improve cognitive and motor functions in patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Investor Alerts

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for email alerts at https://www.annovisbio.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Actual results may differ due to various risks and uncertainties, including those outlined in the Company’s SEC filings under “Risk Factors” in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements except as required by law.

Contact Information:

Annovis Bio Inc.
101 Lindenwood Drive
Suite 225
Malvern, PA 19355
www.annovisbio.com

Investor Contact:

Alexander Morin, PhD
Director, Strategic Communications
Annovis Bio
ir@annovisbio.com

(Tables to follow)

Annovis Bio, Inc.

Balance Sheets

	September 30,
	2026	December 31,
	(Unaudited)	2025
Assets
Current assets:
Cash and cash equivalents	$2,819,898	$19,532,338
Prepaid expenses and other current assets	2,683,829	1,549,287
Total assets	$5,503,727	$21,081,625
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$3,053,090	$2,590,516
Accrued expenses	3,211,462	1,044,859
Total current liabilities	6,264,552	3,635,375
Non-current liabilities:
Warrant liability	12,473,000	595,000
Total liabilities	18,737,552	4,230,375
Commitments and contingencies (Note 6)
Stockholders’ (deficit) equity:
Preferred stock - $0.0001 par value, 2,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized, 42,686,201 and 27,199,139 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	4,268	2,719
Additional paid-in capital	192,354,899	180,552,190
Accumulated deficit	(205,592,992)	(163,703,659)
Total stockholders’ (deficit) equity	(13,233,825)	16,851,250
Total liabilities and stockholders’ (deficit) equity	$5,503,727	$21,081,625

Annovis Bio, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$15,780,102	$6,291,171	$44,507,763	$16,464,609
General and administrative	1,189,006	1,143,804	4,851,238	3,524,500
Total operating expenses	16,969,108	7,434,975	49,359,001	19,989,109
Operating loss	(16,969,108)	(7,434,975)	(49,359,001)	(19,989,109)
Other income (expense):
Interest income	84,868	152,317	382,900	531,324
Other financing costs (Note 7)	(37,896)	—	(1,627,232)	—
Change in fair value of warrants (Note 7)	7,460,000	20,000	8,714,000	438,000
Total other income (expense), net	7,506,972	172,317	7,469,668	969,324
Net loss	$(9,462,136)	$(7,262,658)	$(41,889,333)	$(19,019,785)
Net loss per share (Note 9)
Basic	$(0.22)	$(0.37)	$(1.16)	$(1.01)
Diluted	$(0.22)	$(0.37)	$(1.16)	$(1.01)

Weighted-average number of common shares used in computing net loss per share
Basic	42,633,062	19,685,071	36,054,066	18,876,078
Diluted	42,633,062	19,685,071	36,054,066	18,876,078